Exhibit 32.1

Certification by the Chief Executive Officer

of Loews Corporation pursuant to 18 U.S.C. Section 1350

(as adopted by Section 906 of the

Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief executive officer of Loews Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 30, 2012	By:	/s/ James S. Tisch
JAMES S. TISCH
Chief Executive Officer

75